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                                                                   EXHIBIT 10.36

                                     [COPY]

THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON OCTOBER 16, 2001 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT, DATED AS OF OCTOBER 15, 2001, BETWEEN THE ISSUER HEREOF AND JZ EQUITY PARTNERS PLC, AND THE ISSUER HEREOF RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE ISSUER HEREOF TO THE HOLDER HEREOF WITHOUT CHARGE.

                             SAFETY HOLDINGS, INC.

                                   13.0% NOTE

                             DUE OCTOBER 31, 2011

No. R-002                                                     New York, New York
$6,750,000                                                      October 26, 2001

         SAFETY HOLDINGS, INC., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to the order of FAIRHOLME PARTNERS, L.P. ("FAIRHOLME"), or registered assigns, on October 31, 2011, the principal amount of $6,750,000, with interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof on the unpaid balance of such principal amount at the rate of 13.0% PER ANNUM, payable semi-annually on each April 30 and October 31 or, if such day is not a Business Day, the next succeeding Business Day (each, an "INTEREST PAYMENT DATE") after the date hereof, commencing April 30, 2002, until such unpaid principal shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) on any overdue interest at the rate of 15% PER ANNUM, payable semi-annually as aforesaid or, at the option of the registered holder hereof, on demand.

         Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the principal office of Fairholme Partners, L.P., at 51 John F. Kennedy Parkway, Short Hills, New Jersey, 07078 or at such other office or agency in Short Hills, New Jersey as the registered holder of this Note shall have designated by written notice to the Company as provided in the Purchase Agreement referred to below. The Company may treat the Person in whose name this Note is registered on the register kept by the Company as provided in such Purchase Agreement as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

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         This Note is one of the Company's 13.0% Notes due October 31, 2011
(the "NOTES"), originally issued in the aggregate principal amount of $30,000,000 pursuant to a purchase agreement, dated as of October 15, 2001 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "PURCHASE AGREEMENT"), between the Company and JZEP. The registered holder of this Note is entitled to the benefits of the Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. Reference is made to ARTICLE VIII of the Purchase Agreement for the subordination provisions applicable hereto for the benefit of the holders of "Senior Indebtedness" in the event of a substantive consolidation of the estate of the Company with the estate of its wholly-owned subsidiary Thomas Black Corporation.

         The Notes are subject to optional prepayment, in whole or in part and without premium or penalty, and are entitled to mandatory redemption, all as specified in the Purchase Agreement. The Notes are also subject, under certain circumstances, by the terms of the Purchase Agreement to the payment, on not more than two Interest Payment Dates, of accrued interest then due hereon by the delivery to the holder, IN LIEU of cash, of an additional note in the amount of such accrued interest, bearing interest at a rate of 15.0% PER ANNUM and otherwise in the form of this Note. In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Purchase Agreement. By acceptance of this Note, each holder authorizes the Representative Noteholder (as defined in the Purchase Agreement), to act on behalf of such holder for all purposes for which the Representative Noteholder is permitted to act pursuant to the Purchase Agreement and each other Purchase Document (as defined in the Purchase Agreement) and agrees to reimburse, exculpate and indemnify the Representative Noteholder and otherwise agrees to be bound as a Noteholder in accordance with SECTION 4.11 of the Purchase Agreement.

         This Note is a registered Note and, as provided in the Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing.

         This promissory note is the subject of an irrevocable proxy, dated October 26, 2001 (the "PROXY"), granted by the holder to JZ Equity Partners PLC ("JZEP") appointing JZEP as the holder's attorney-in-fact, with full power of substitution, with full authority to take any and all actions and to deliver any and all documents and instruments which JZEP in its sole and absolute discretion may deem necessary, appropriate or desirable for purposes of the Purchase Agreement or as permitted by law, including in any bankruptcy, insolvency, liquidation or similar proceduring of Safety Holdings, Inc. The Proxy will terminate upon the occurrence of certain events described therein.

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         This Note is made and delivered in New York, New York and shall be governed by the internal laws of the State of New York.

                                       SAFETY HOLDINGS, INC.


                                       By: /s/ A. Richard Caputo, Jr.
                                          ------------------------------------
                                          Name:   A. Richard Caputo, Jr.
                                          Title:  Vice President